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                                                                      Exhibit 3


                         SECURITIES PURCHASE AGREEMENT

                  AGREEMENT, dated as of July 10, 2002, by and among Richard F. Noll, an individual residing in the Commonwealth of Massachusetts (the "Seller") and Michael Gardner, an individual with an address at c/o Baytree Capital Associates, LLC, 40 Wall Street, New York, New York 10005 (the "Purchaser"). Seller and Purchaser may be referred to herein individually as a "Party" or collectively as the "Parties".

                                    RECITALS

                  WHEREAS, Seller is the owner of 1,905,948 shares of common stock (the "Shares") of Activeworlds Corp. (the "Company");

                  WHEREAS, at the Closing, Seller desires to sell to Purchaser 500,000 of such Shares and Purchaser desires to purchase 500,000 of such Shares in consideration of the amount of $50,000.00 (the "Purchased Shares"); and

                  WHEREAS, as a condition to the aforementioned purchase, Seller has agreed to grant to Purchaser a proxy to vote the Purchased Shares, as well as an additional 1,405,948 shares beneficially owned by Seller, 1,305,948 of which shares are being sold back to the Company, in furtherance of the transaction (the "Transaction") contemplated by that certain Agreement and Plan of Exchange (the "Exchange Agreement") between the Company, Activeworlds, Inc., Seller and J.P. McCormick;

                  NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, the parties hereby agree as follows:

         1. Sale of Shares. Subject to and upon the terms and conditions set forth in this Agreement, including but not limited to, the completion of Transaction, the Seller agrees at the closing of the sale of the Shares (the "Closing") to sell, transfer, convey, assign and deliver to the Purchaser, the Shares in consideration of a purchase price of $50,000 (the "Purchase Price").


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         Simultaneously, with the execution of this Agreement, an amount equal to the Purchase Price shall be tendered to the law firm of Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP to be released (a) to Seller upon the Closing of the sale to which this Agreement pertains, or (b) to the Purchaser in the event the Transaction, as contemplated in the Exchange Agreement, is not consummated by August 15, 2002 (the "Termination Date").

         The Closing will take place at the offices of Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP ("GSK"), at 101 East 52nd Street, New York, New York 10022, simultaneous with the closing of the Transaction provided that the conditions precedent set forth in Section 5 have been satisfied or waived by the Parties, or on such other date or in such other manner as the Parties shall agree, but in any event no later than the Termination Date. At the Closing the Seller shall execute and deliver a stock power with a medallion guarantee transferring the Shares to the Purchaser and shall take such actions as are necessary as to effectuate such a sale with the Company's transfer agent.

         2. Representations and Warranties of the Seller. The Seller represents and warrants to the Purchaser as follows:

                  a. Non-Encumbrance. The Seller owns the Shares free and clear of any liens or encumbrances.

                  b. Due Execution. The execution, delivery and performance by the Seller of this Agreement are within the Seller's powers and do not violate any contractual restriction contained in any agreement which binds or affects or purports to bind or affect the Seller.

                  c. Ownership of the Company's Common Stock. Seller does not own any other shares of the Company's common stock or have the right to vote any other shares of the Company's common stock other than the 1,905,948 shares of the Company's common stock beneficially owned by Seller as of the date of this Agreement.

                  d. Binding Effect. This Agreement, when executed and delivered by Seller, will constitute the legal, valid and binding obligations of the Seller enforceable against the Seller in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, moratorium and other laws of general application affecting enforcement of creditors' rights generally.


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         3.       Representations and Warranties by the Purchaser. The Purchaser
represents and warrants to the Seller as follows:

                  a. Due Execution. The execution, delivery and performance by the Purchaser of this Agreement are within the Purchaser's powers and do not violate any contractual restriction contained in any agreement which binds or affects or purports to bind or affect the Purchaser.

                  b. Adequate Information. The Purchaser represents that he is purchasing the Shares after having made adequate investigation of the business, finances and prospects of the Company and he acknowledges that there can be no assurance that a market will continue to exist for the Shares.

                  c. Status of Purchaser. The Purchaser represents that; (i) he is an "accredited investor" as such term is defined under the Securities Act of 1933, as amended; and (ii) he is purchasing the Shares for investment purposes with no current intent to divide or resell such securities.

                  d. Certificates Representing the Shares. The Purchaser acknowledges that the certificates representing the Shares have not been registered under the Securities Act of 1933 and bear the following legends;

                  "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT THERETO UNDER SUCH ACT OR AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT AN EXEMPTION FROM REGISTRATION FOR SUCH SALE, OFFER, TRANSFER, HYPOTHECATION OR OTHER ASSIGNMENT IS AVAILABLE UNDER SUCH ACT."


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                  e. Binding Effect. This Agreement, when executed and delivered by Purchaser, will constitute the legal, valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, moratorium and other laws of general application affecting enforcement of creditors' rights generally.

         4. Grant of Irrevocable Proxy. Seller hereby agrees to appoint Purchaser or his assigns as Seller's proxy over 1,905,948 shares of the Company's common stock beneficially owned by him (without taking in to account the sale of the Shares hereby), with full voting power over such shares in any and all matters (the "Purchaser's Proxy"). The Purchaser's Proxy shall be irrevocable. The form of the Purchaser's Proxy is attached hereto as Exhibit A.

         5.       Conditions.

                  a. Conditions Precedent to the Obligations of the Parties. The obligations of the Parties as provided herein shall be subject to each of the following conditions precedent, unless waived by each of the parties:

                  (i) The Transaction. The closing of the Transaction contemplated by the Exchange Agreement shall have occurred.

                  (ii) Execution and Delivery of Mutual Release and Settlement Agreement. J.P. McCormick, Richard F. Noll, Activeworlds Corp., Activeworlds, Inc., Sean Deson, Alexander Adelson, Bruce Judson, Michael Gardner, and the other plaintiffs in the action filed in the Court of Chancery for the State of Delaware in and for New Castle County, captioned Andrew Dorman, et al v. J.P. McCormick and Richard F. Noll (the "Suit") shall have entered into a mutual release and settlement agreement (the "Settlement Agreement") which shall be in the form of Exhibit B attached hereto and which shall dismiss the Suit with prejudice.


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                  b. Conditions Precedent to the Obligations of the Seller.

                  The obligations of the Seller as provided herein shall be subject to each of the following conditions precedent, unless waived by the
Seller:

                  (i) Representations and Warranties. The representations and warranties by Buyer herein shall be true and accurate in all material respects on and as of the Closing with the same force and effect as though such representations and warranties had been made at and as of the Closing, except to the extent that any changes therein are specifically contemplated by this Agreement.

                  (ii) Performance. Buyer shall have performed and complied in all material respects with all agreements to be performed or complied with by him pursuant to this Agreement at or prior to the Closing.

                  c. Conditions Precedent to the Obligations of the Buyer. The obligation of the Buyer on the Closing as provided herein shall be subject to the satisfaction, on or prior to the Closing, of the following conditions precedent, unless waived by the Buyer:

                  (i) Representations And Warranties. The representations and warranties of Seller herein shall be true and accurate in all material respects on and as of the Closing with the same force and effect as though such representations and warranties had been made at and as of the Closing, except to the extent that any changes therein are specifically contemplated by this Agreement.

                  (ii) Performance. Seller shall have performed and complied in all material respects with all agreements to be performed or complied with by it pursuant to this Agreement prior to or at the Closing.


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         6.       Confidentiality; No Disparagement.

                  a. Confidentiality. The Parties agree to keep completely confidential all matters relating to the existence and contents of this Agreement, including any and all discussions pertaining to the Settlement Agreement ("Agreement Related Information"). Notwithstanding the foregoing, the Parties may disclose Agreement-Related Information (a) to each of their counsel and their financial advisors, provided that such individuals agree to keep all Agreement-Related Information completely confidential; (b) to state or federal tax authorities, if necessary, (c) to the extent reasonably necessary to enforce this Agreement, (d) to the Company and its counsel since the Parties recognize that the Company shall disclose the substance of this Agreement in disclosure documents and press releases, or (e) to J.P. McCormick. If any of the Parties breaches the confidentiality provisions of this section, that Party will be liable for such damages as permitted by law as a result of his breach as well as the costs incurred in the course of any action brought to enforce the terms of this Agreement or to recover sums paid pursuant to this Agreement.

                  b. No Disparagement. Both Parties hereby agree not to make directly or indirectly any disparaging or negative remarks, either verbally or in writing, privately or in public, with respect to the other Party.

         7.       Termination.

         This Agreement may be terminated and the sale of Shares may be abandoned at any time prior to the Effective Time:

                  (i)      Upon the mutual written consent of the Parties;

                  (ii) If the Company shall have breached in any material respect any of their representations, warranties, covenants or other agreements contained in the Exchange Agreement;


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                  (iii)    If Noll or McCormick shall have breached in any
material respect any of their representations, warranties, covenants or other agreements contained in the Exchange Agreement;

                  (iv) Without any action on the part of the Parties if required by Applicable Laws;

                  (v) By the Purchaser, in the event any suit has been filed by any third party contesting the Transaction which the Purchaser considers to be burdensome or costly to resolve; and

                  (vi) By any Party if the Closing has not occurred by the Termination Date.

         8.       Effect of Termination.

         If this Agreement is terminated as provided in Section 7, written notice of such termination shall be given by the terminating Party to the other Party specifying the provision of this Agreement pursuant to which such termination is made, this Agreement shall become null and void and there shall be no liability on the part of any of the Parties, provided, that nothing in this Agreement shall relieve any Party from any liability or obligation with respect to any willful breach of this Agreement.

         9.   Miscellaneous.

                  a. Amendments, Etc. No amendment of any provision of this Agreement shall in any event be effective unless the amendment shall be in writing and signed by each of the parties to this Agreement, and no waiver nor consent to any departure by any party therefrom shall in any event be effective unless such waiver or consent shall be in writing and signed by the party waiving or consenting to such provision, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.


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                  b. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic, facsimile, telex or cable communication) and mailed, telegraphed, telecopied, telexed, cabled or delivered:


                           (1)    if to the Seller,

                                  Richard F. Noll
                                  c/o Activeworlds, Inc.
                                  95 Parker Street
                                  Newburyport, MA 01950

                                  with a copy to (which shall not constitute notice):

                                  Gadsby Hannah LLP
                                  225 Franklin Street
                                  Boston, MA  02110
                                  Attention:    John A. Kostrubanic, Esq.
                                  Telephone:    617-345-7087
                                  Facsimile:    617-204-8087


                           (2)    if to the Purchaser,

                                  Michael Gardner
                                  C/O Baytree Capital Associates, LLC
                                  40 Wall Street
                                  New York, New York 10005

                                  with a copy to (which shall not constitute notice):

                                  Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP 101 E. 52nd Street
                                  New York, NY 10022
                                  Attention:    Jay M. Kaplowitz, Esq.
                                  Telephone:    212-752-9700
                                  Facsimile:    212-980-5192


or, as to any such party, at such other address as shall be designated by such party in a written notice to the other parties.

                  c. No Waiver; Remedies. No failure on the part of the Purchaser or the Seller to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.


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                  d. Survival of Agreements, etc. The representations,
warranties, covenants and provisions contained in this Agreement shall survive the date hereof and the purchase of the Shares by the Purchaser hereunder.

                  e. Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                  f. Integration. This Agreement coupled with the Purchaser's Proxy, Seller's Proxy, the Settlement Agreement and the Exchange Agreement set forth the entire understanding of the parties hereto with respect to all matters contemplated hereby and thereby supersedes any previous agreements and understandings among them concerning such matters. No statements or agreements, oral or written, made prior to or at the signing hereof, shall vary, waive or modify the written terms hereof.

                  g. Binding Effect; Governing Law. This Agreement shall be binding upon and inure to the benefit of the Seller and the Purchaser and their respective successors and assigns, except that neither the Seller nor the Purchaser may assign this Agreement, or the rights or obligations hereunder, without the prior written consent of the other party. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to agreements and instruments executed and performed in the State of Delaware.

                  h. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute but one and the same agreement.


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         IN WITNESS WHEREOF, the parties have duly executed this Agreement.


PURCHASER                                    SELLER
---------                                    ------



---------------------                        ----------------------
Michael Gardner                              Richard F. Noll


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                                   Exhibit A

                                     Proxy


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                                    Exhibit B

                              Settlement Agreement

                                [TO BE SUPPLIED]


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